FEE AGREEMENT

April 25, 2013

Pershing LLC
One Pershing Plaza
Jersey City, New Jersey 07399

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated April 25, 2013 (the "Underwriting Agreement"), by and among Dreyfus Municipal Bond Infrastructure Fund, Inc. (the "Fund"), The Dreyfus Corporation (the "Company"), Standish Mellon Asset Management Company LLC and each of the Underwriters named in Schedule I thereto, with respect to the issue and sale of shares of the Fund's common stock, par value $0.001 per share (the "Shares") as described therein (the "Offering"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.	Fee. In consideration of your services in connection with the distribution of the Fund's Shares in the Offering, which may but need not necessarily include views from an investor market and distribution perspective, the Company shall pay a fee to you, based on the aggregate price to the public of the Shares sold by you in the Offering, equal to $[____________] (the "Fee"). The Fee paid to you shall not exceed [__]% of the total price to the public of the Shares sold by the Fund in the Offering. The Company shall pay the Fee to you promptly after receiving an invoice therefore by wire transfer to the order of Pershing LLC. The Company acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering pursuant to the Underwriting Agreement, which services are distinct from and in addition to the services described above. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

2.	Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, or upon the termination of the Underwriting Agreement without the Shares having been delivered and paid for, except as provided in Section 3 hereunder.

3.	Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.	Not an Investment Adviser; No Fiduciary Duty. The Company acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on your part, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Company. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Company or the Company as your agent or employee, and neither party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Company and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners, members or equity owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Company on related or other matters).

5.	Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.	Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

7.	Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.

Entire Agreement. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

10.

Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Company:

The Dreyfus Corporation
200 Park Avenue
New York, New York 10166
Attention: General Counsel

or if to Pershing LLC:

Pershing LLC
One Pershing Plaza
Jersey City, New Jersey 07399
Attention: General Counsel

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

11.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Pershing Fee Agreement]

This Agreement shall be effective as of the date first written above.

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

PERSHING LLC

By:
Name:
Title:

[Pershing Fee Agreement–Signature Page]

INDEMNIFICATION AGREEMENT

April 25, 2013

Pershing LLC
One Pershing Plaza
Jersey City, New Jersey 07399

Ladies and Gentlemen:

In connection with the engagement of Pershing LLC (the "Bank") to advise and assist the undersigned, The Dreyfus Corporation (together with its affiliates, subsidiaries, successors and assigns, the "Company"), with respect to the matters set forth in the Fee Agreement dated April 25, 2013 between the Company and the Bank (the "Fee Agreement"), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Fee Agreement, including, without limitation, services and activities performed prior to the date of the Fee Agreement that are related to services and activities performed pursuant to the Fee Agreement, the Company agrees to indemnify and hold the Bank and the Bank's affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling the Bank or any of the Bank's affiliates (the Bank and each such other person being an "Indemnified Party") from and against any losses, claims, damages and liabilities related to, arising out of or in connection with the activities (the "Activities") performed by any Indemnified Party pursuant to and in accordance with the Fee Agreement and/or any action taken by any Indemnified Party in connection therewith, and will reimburse each Indemnified Party for all reasonably incurred expenses (including reasonably incurred fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages and liabilities (or expenses relating thereto) resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party.

The Company shall not, without the prior written consent of the Bank, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnified Party shall, without the prior written consent of the Company, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding in respect of which indemnification or contribution could be sought hereunder when the Company is a party thereto, unless such settlement, compromise or consent (i) includes an unconditional release of the Company from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Fee Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Fee Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents (not including for these purposes any Indemnified Party)), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of or liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company for or in connection with the Activities, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Party.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM), WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS. THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY AND THE INDEMNIFIED PARTIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE COMPANY, THE BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH INDEMNIFIED PARTY AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH INDEMNIFIED PARTY AND THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH EACH INDEMNIFIED PARTY AND THE COMPANY ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement under the Fee Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[Pershing Indemnification Agreement]

THE DREYFUS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

PERSHING LLC

By:
Name:
Title:

[Pershing Indemnification Agreement–Signature Page]